    As filed with the Securities and Exchange Commission on October 16, 2001.
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                          WILLIAMS ENERGY PARTNERS L.P.
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

              DELAWARE                                     73-1599053
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                      Identification No.)


            WILLIAMS GP LLC
   ONE WILLIAMS CENTER, TULSA, OKLAHOMA                        74172
 (Address of Principal Executive Offices)                    (Zip Code)

                                   ----------

                WILLIAMS ENERGY PARTNERS LONG-TERM INCENTIVE PLAN
                              (Full title of plan)

                                   ----------

                             SUZANNE H. COSTIN, ESQ.
                          The Williams Companies, Inc.
                      One Williams Center, Tulsa, OK 74172
                                 (918) 573-2000
            (Name, address and telephone number of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed              Proposed
Title of Each Class        Amount                Maximum               Maximum                Amount of
of Securities to           to be                 Offering Price        Aggregate              Registration
be Registered              Registered            Per Unit(1)           Offering Price(2)      Fee
-------------              ----------            -----------           -----------------      ------------
Common Units                 700,000                $40.25               $28,175,000.00         $7,043.75


(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on October 12, 2001.

(2)      Estimated solely for the purpose of calculating the filing fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference and made a part of this Registration Statement:

         (a) The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         (b) The Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and June 30, 2001, and the Partnership's Current Reports on Form 8-K filed April 25, July 9, and July 30, 2001.

         (c) The Partnership's Registration Statement on Form S-1/A filed February 5, 2001 and Prospectus filed pursuant to Rule 424 filed February 6, 2001.

         All reports subsequently filed by the Partnership pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Williams GP LLC, the General Partner of the Partnership, is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the limitations stated therein, and its Second Amended and Restated Limited Liability Company Agreement to indemnify and hold harmless any person from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any person may be involved, or is threatened to be involved, as a party or otherwise, by reason of the person being, subject to certain exceptions, (1) an affiliate of Williams GP LLC, (2) a member, partner, officer, director, employee, agent or trustee of Williams GP LLC or any affiliate of Williams GP LLC, or (3) any person who is or was serving at the request of Williams GP LLC or an affiliate of Williams GP LLC as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

         The Williams Companies, Inc. maintains policies of insurance under which the directors and officers of The Williams Companies, Inc. and its affiliates are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         4.1      Williams Energy Partners Long-Term Incentive Plan.

        *4.2 Form of Amended and Restated Agreement of Limited Partnership of Williams Energy Partners L.P. (filed as Appendix A to Form S-1 filed October 30, 2000).

         4.3 Second Amended and Restated Limited Liability Company Agreement of Williams GP LLC.

         23.1     Consent of Ernst & Young LLP.

         24.1     Power of Attorney.

         24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

----------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) Rule 415 offering. The Partnership hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Partnership pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The Partnership hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Partnership's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Partnership pursuant to the foregoing provisions, or otherwise, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Williams GP LLC, acting as the general partner of the Partnership, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 16th day of October, 2001.


                                       WILLIAMS ENERGY PARTNERS L.P.
                                       By: Williams GP LLC, its General Partner
                                       (Registrant)


                                       By /s/ Suzanne H. Costin
                                         ---------------------------------------
                                         (Suzanne H. Costin, Attorney-in-fact)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 16, 2001:

         SIGNATURE                                                     TITLE
         ---------                                                     -----
                     *                                                 Chairman of the Board
         --------------------------                                     and Chief Executive Officer
         Steven J. Malcolm                                             (Principal Executive Officer)

                     *                                                 Senior Vice President, Chief Financial
         --------------------------                                    Officer and Treasurer
         Don R. Wellendorf                                             (Principal Financial Officer)
                                                                       (Principal Accounting Officer)

                     *                                                 Director
         --------------------------
         Keith E. Bailey

                     *                                                 Director
         --------------------------
         William A. Bruckmann III

                     *                                                 Director
         --------------------------
         Don J. Gunther

                     *                                                 Director
         --------------------------
         Phillip D. Wright



*By  /s/ Suzanne H. Costin
    -------------------------------------
    (Suzanne H. Costin, Attorney-in-fact)

                               INDEX TO EXHIBITS.

         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------
         4.1               Williams Energy Partners Long-Term Incentive Plan.

        *4.2               Form of Amended and Restated Agreement of Limited
                           Partnership of Williams Energy Partners L.P. (filed as Appendix A to Form S-1 filed October 30, 2000).

         4.3               Second Amended and Restated Limited Liability Company
                           Agreement of Williams GP LLC.

         23.1              Consent of Ernst & Young LLP.

         24.1              Power of Attorney.

         24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

----------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.